Exhibit 99.1

FOR IMMEDIATE RELEASE

Ann Taylor Expects Significantly Stronger First Quarter Performance

Double-Digit Comparable Store Sales Increase and Strong Gross Margin Rate

Deliver Better-Than-Expected Performance

New York, NY, May 4, 2010 – Ann Taylor Stores Corporation (NYSE: ANN) today said that as a result of stronger than expected first quarter sales and a higher gross margin rate, it expects bottom-line performance for the fiscal first quarter of 2010 to significantly exceed expectations and to be substantially better than the first quarter of 2009.

Based on preliminary results, the Company provided the following update to the outlook it reported on March 12, 2010:

•	Total Company net sales for the fiscal first quarter of 2010 are expected to be approximately $475 million, as compared to the Company’s prior outlook for sales of approximately $445 million.

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Comparable store sales for the first quarter of 2010 are expected to increase by approximately 11%. By division, comparable store sales at Ann Taylor are expected to increase by approximately 15% and, at LOFT, comparable store sales are expected to increase by approximately 9%. In addition, first quarter e-commerce sales at both brands are expected to increase by more than 50% compared to last year.

•	Gross margin rate is expected to approach 59%, compared to the Company’s previous outlook which anticipated a gross margin rate of approximately 56.5%.

•	Selling, general and administrative expenses are expected to be approximately $245 million for the quarter.

•	The effective tax rate for the first quarter is anticipated to be approximately 41%.

Kay Krill, President and Chief Executive Officer, said, “We are very pleased with the performance at both Ann Taylor and LOFT. The positive sales momentum we achieved early in the quarter continued throughout the period, with clients responding favorably to our product offering at both brands as well as our increased marketing initiatives, which delivered meaningful traffic improvements in-store and online. In addition, our gross margin rate benefited from strong full-price sales, our successful planned promotional strategy and our ongoing focus on carefully managing inventories. Overall, the Company’s first quarter performance reflects the progress we’ve made towards delivering topline growth and enhanced productivity across all brands and channels.”

Fiscal First Quarter and 2010 Outlook Update Conference Call

AnnTaylor Stores Corporation (NYSE: ANN) will release its fiscal first quarter results and updated outlook on Friday, May 21, 2010. Results will be released over PR Newswire at approximately 8:00 A.M. Eastern Time. The Company will also host a live conference call and simultaneous audio webcast from 8:30 A.M. to 9:30 A.M. Eastern Time which will include comments from management and a question and answer session.

Parties interested in participating in this call should dial in at 888-942-8515 five minutes prior to the start time. The conference access code is 7321913. A recording of the call will be available from May 21 through May 28. To hear the recording, please call 800-642-1687. The conference access code is 7321913.

About Ann Taylor

Ann Taylor Stores Corporation is one of the leading women’s specialty retailers for fashionable clothing in the United States, operating 907 Ann Taylor, LOFT, Ann Taylor Factory, and LOFT Outlet stores in 46 states, the District of Columbia and Puerto Rico as of January 30, 2010, as well as online at AnnTaylor.com and LOFTonline.com. Visit AnnTaylorStoresCorp.com for more information (NYSE: ANN).

Investor Contact:	Press Contact:

Judith Pirro	Catherine Fisher
Vice President, Investor Relations	Vice President, Corporate Communications
Ann Taylor Stores Corporation	Ann Taylor Stores Corporation
212-541-3300 ext. 3598	212-541-3300 ext. 2199

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “may”, “believe” and similar expressions. Forward-looking statements also include representations of the expectations or beliefs of the Company concerning future events that involve risks and uncertainties, including:

•	effectiveness of the Company’s brand awareness and marketing programs, and its ability to maintain the value of its brands;

•	the Company’s ability to predict accurately client fashion preferences and trends and provide merchandise that satisfies client demands in a timely manner;

•	the Company’s ability to successfully execute brand extensions and new concepts;

•	competitive influences and decline in the demand for merchandise offered by the Company, and the Company’s ability to manage inventory levels and merchandise mix;

•	the Company’s ability to hire, retain and train key personnel;

•	the Company’s ability to optimize its store portfolio and effectively manage the profitability of its existing stores;

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the Company’s reliance on independent foreign sources of production, including financial or political instability, supplier inability to obtain adequate access to liquidity to finance their operations, or the imposition of duties or other possible trade law or import restrictions, including legislation relating to import quotas;

•	the Company’s ability to successfully upgrade and maintain its information systems, including adequate system security controls;

•	the Company’s ability to continue operations in accordance with its business continuity plan in the event of an interruption;

•	the Company’s dependence on a single distribution facility and third-party transportation companies;

•	the performance and operations of the Company’s websites;

•	general economic conditions and the recent financial crisis, including the effect on the Company’s liquidity and capital resources, and a downturn in the retail industry;

•	continuation of lowered levels of consumer spending and consumer confidence, changes in levels of store traffic and higher levels of unemployment resulting from the worldwide economic downturn;

•	fluctuation in the Company’s level of sales and earnings growth and stock price;

•	a significant change in the regulatory environment applicable to the Company’s business and the Company’s ability to comply with legal and regulatory requirements;

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continued volatility and deterioration of the financial markets, including further tightening of the credit environment, fluctuations in interest rates and exchange rates or restrictions on the transfer of funds;

•	the Company’s ability to secure and protect trademarks and other intellectual property rights;

•	failure by independent manufacturers to comply with the Company’s quality, product safety and social practices requirements;

•	the inability of the Company, particularly through its sourcing and logistics functions, to operate within production and delivery constraints;

•	acts of war or terrorism in the United States or worldwide;

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the potential impact of natural disasters and public health concerns, including severe infectious diseases, particularly on the Company’s foreign sourcing offices and manufacturing operations of the Company’s vendors;

•	work stoppages, slowdowns or strikes;

•	the Company’s ability to achieve the results of its restructuring program, including changes in management’s assumptions and projections concerning costs and timing;

•	the Company’s ability to realize deferred tax assets and the effect of external economic factors on the Company’s future funding obligations for its defined benefit pension plan; and

•	the bankruptcy or significant deterioration of the Company’s major national landlords.

Further description of these risks and uncertainties and other important factors are set forth in the Company’s latest Annual Report on Form 10-K, including but not limited to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations therein, and in the Company’s other filings with the SEC. Although these forward-looking statements reflect the Company’s current expectations concerning future events, actual results may differ materially from current expectations or historical results. The Company does not assume any obligation to publicly update or revise any forward-looking statements at any time for any reason.